Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 10, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 9, 2002 of TiVo Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/    Arthur Andersen LLP

cc:    Mr. David Courtney, Executive Vice President, Worldwide Operations and Administration (Principal Financial and Accounting Officer), TiVo Inc.